Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Invesco Exchange-Traded Fund Trust
(formerly known as PowerShares Exchange-Traded Fund Trust) and
Shareholders of each of the eighty portfolios listed in Appendix
A

In planning and performing our audits of the financial statements of each of the eighty portfolios (the "Funds") as of and for each of the periods indicated in Appendix A, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2018.

This report is intended solely for the information and use of management and the Board of Trustees of Invesco Exchange-Traded Fund Trust (formerly PowerShares Exchange-Traded Fund Trust) and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 25, 2018



Appendix A

The following information will be presented as follows:

Current Name
Formerly Known As
Predecessor Fund

Invesco DWA NASDAQ Momentum ETF (a)
PowerShares DWA NASDAQ Momentum Portfolio
-

Invesco Dynamic Market ETF(a)
PowerShares Dynamic Market Portfolio
-

Invesco FTSE RAFI US 1000 ETF(a)
PowerShares FTSE RAFI US 1000 Portfolio
-

Invesco FTSE RAFI US 1500 Small-Mid ETF(a)
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio
-

Invesco Dynamic Biotechnology & Genome ETF(a)
PowerShares Dynamic Biotechnology & Genome Portfolio
-

Invesco Dynamic Building & Construction ETF(a)
PowerShares Dynamic Building & Construction Portfolio
-

Invesco Dynamic Energy Exploration & Production ETF(a)
PowerShares Dynamic Energy Exploration & Production Portfolio
-

Invesco Dynamic Food & Beverage ETF(a)
PowerShares Dynamic Food & Beverage Portfolio
-

Invesco Dynamic Leisure and Entertainment ETF(a)
PowerShares Dynamic Leisure and Entertainment Portfolio
-

Invesco Dynamic Media ETF(a)
PowerShares Dynamic Media Portfolio
-

Invesco Dynamic Networking ETF(a)
PowerShares Dynamic Networking Portfolio
-

Invesco Dynamic Oil & Gas Services ETF(a)
PowerShares Dynamic Oil & Gas Services Portfolio
-

Invesco Dynamic Pharmaceuticals ETF(a)
PowerShares Dynamic Pharmaceuticals Portfolio
-

Invesco Dynamic Retail ETF(a)
PowerShares Dynamic Retail Portfolio
-

Invesco Dynamic Semiconductors ETF(a)
PowerShares Dynamic Semiconductors Portfolio
-

Invesco Dynamic Software ETF(a)
PowerShares Dynamic Software Portfolio
-

Invesco Aerospace & Defense ETF(a)
PowerShares Aerospace & Defense Portfolio
-

Invesco Cleantech(tm) ETF(a)
PowerShares Cleantech(tm) Portfolio
-

Invesco DWA Momentum ETF(a)
PowerShares DWA Momentum Portfolio
-

Invesco Global Listed Private Equity ETF(a)
PowerShares Global Listed Private Equity Portfolio
-

Invesco Golden Dragon China ETF(a)
PowerShares Golden Dragon China Portfolio
-

Invesco S&P 500 BuyWrite ETF(a)
PowerShares S&P 500 BuyWrite Portfolio
-

Invesco S&P 500(r) Quality ETF(a)
PowerShares S&P 500(r) Quality Portfolio
-

Invesco Water Resources ETF(a)
PowerShares Water Resources Portfolio
-

Invesco WilderHill Clean Energy ETF(a)
PowerShares WilderHill Clean Energy Portfolio
-

Invesco WilderHill Progressive Energy ETF(a)
PowerShares WilderHill Progressive Energy Portfolio
-

Invesco Buyback Achievers(tm) ETF(a)
PowerShares Buyback Achievers(tm) Portfolio
-

Invesco Dividend Achievers(tm) ETF(a)
PowerShares Dividend Achievers(tm) Portfolio
-

Invesco Financial Preferred ETF(a)
PowerShares Financial Preferred Portfolio
-

Invesco High Yield Equity Dividend Achievers(tm) ETF(a)
PowerShares High Yield Equity Dividend Achievers(tm) Portfolio
-

Invesco International Dividend Achievers(tm) ETF(a)
PowerShares International Dividend Achievers(tm) Portfolio
-

Invesco Dynamic Large Cap Growth ETF(a)
PowerShares Dynamic Large Cap Growth Portfolio
-

Invesco Dynamic Large Cap Value ETF(a)
PowerShares Dynamic Large Cap Value Portfolio
-

Invesco Russell 2000 Equal Weight ETF(a)
PowerShares Russell 2000 Equal Weight Portfolio
-

Invesco Russell 2000 Pure Growth ETF(a)
PowerShares Russell 2000 Pure Growth Portfolio
-

Invesco Russell 2000 Pure Value ETF(a)
PowerShares Russell 2000 Pure Value Portfolio
-

Invesco Russell Midcap Equal Weight ETF(a)
PowerShares Russell Midcap Equal Weight Portfolio
-

Invesco Russell Midcap Pure Growth ETF(a)
PowerShares Russell Midcap Pure Growth Portfolio
-

Invesco Russell Midcap Pure Value ETF(a)
PowerShares Russell Midcap Pure Value Portfolio
-

Invesco Russell Top 200 Equal Weight ETF(a)
PowerShares Russell Top 200 Equal Weight Portfolio
-

Invesco Russell Top 200 Pure Growth ETF(a)
PowerShares Russell Top 200 Pure Growth Portfolio
-

Invesco Russell Top 200 Pure Value ETF(a)
PowerShares Russell Top 200 Pure Value Portfolio
-

Invesco Zacks Micro Cap ETF(a)
PowerShares Zacks Micro Cap Portfolio
-

Invesco DWA Basic Materials Momentum ETF(a)
PowerShares DWA Basic Materials Momentum Portfolio
-

Invesco DWA Consumer Cyclicals Momentum ETF(a)
PowerShares DWA Consumer Cyclicals Momentum Portfolio
-

Invesco DWA Consumer Staples Momentum ETF(a)
PowerShares DWA Consumer Staples Momentum Portfolio
-

Invesco DWA Energy Momentum ETF(a)
PowerShares DWA Energy Momentum Portfolio
-

Invesco DWA Financial Momentum ETF(a)
PowerShares DWA Financial Momentum Portfolio
-

Invesco DWA Healthcare Momentum ETF(a)
PowerShares DWA Healthcare Momentum Portfolio
-

Invesco DWA Industrials Momentum ETF(a)
PowerShares DWA Industrials Momentum Portfolio
-

Invesco DWA Technology Momentum ETF(a)
PowerShares DWA Technology Momentum Portfolio
-

Invesco DWA Utilities Momentum ETF(a)
PowerShares DWA Utilities Momentum Portfolio
-

Invesco NASDAQ Internet ETF(a)
PowerShares NASDAQ Internet Portfolio
-

Invesco Dow Jones Industrial Average Dividend ETF(b)
PowerShares Dow Jones Industrial Average Dividend Portfolio
Guggenheim Dow Jones Industrial Average Dividend ETF

Invesco Insider Sentiment ETF(b)
PowerShares Insider Sentiment Portfolio
Guggenheim Insider Sentiment ETF

Invesco S&P Spin-Off ETF(b)
PowerShares S&P Spin-Off Portfolio
Guggenheim S&P Spin-Off ETF

Invesco Wilshire Micro-Cap ETF(b)
PowerShares Wilshire Micro-Cap Portfolio
Wilshire Micro-Cap ETF

Invesco Zacks Mid-Cap ETF(b)
PowerShares Zacks Mid-Cap Portfolio
Guggenheim Mid-Cap Core ETF

Invesco Zacks Multi-Asset Income ETF(b)
PowerShares Zacks Multi-Asset Income Portfolio
Guggenheim Multi-Asset Income ETF

Invesco S&P 100(r) Equal Weight ETF(c)
PowerShares S&P 100(r) Equal Weight Portfolio
Guggenheim S&P 100(r) Equal Weight ETF

Invesco S&P 500(r) Equal Weight Consumer Discretionary ETF(c)
PowerShares S&P 500(r) Equal Weight Consumer Discretionary Portfolio Guggenheim S&P 500(r) Equal Weight Consumer Discretionary ETF

Invesco S&P 500(r) Equal Weight Consumer Staples ETF(c)
PowerShares S&P 500(r) Equal Weight Consumer Staples Portfolio
Guggenheim S&P 500(r) Equal Weight Consumer Staples ETF

Invesco S&P 500(r) Equal Weight Energy ETF(c)
PowerShares S&P 500(r) Equal Weight Energy Portfolio
Guggenheim S&P 500(r) Equal Weight Energy ETF

Invesco S&P 500(r) Equal Weight Financials ETF(c)
PowerShares S&P 500(r) Equal Weight Financials Portfolio
Guggenheim S&P 500(r) Equal Weight Financials ETF

Invesco S&P 500(r) Equal Weight Health Care ETF(c)
PowerShares S&P 500(r) Equal Weight Health Care Portfolio
Guggenheim S&P 500(r) Equal Weight Health Care ETF

Invesco S&P 500(r) Equal Weight Industrials ETF(c)
PowerShares S&P 500(r) Equal Weight Industrials Portfolio
Guggenheim S&P 500(r) Equal Weight Industrials ETF

Invesco S&P 500(r) Equal Weight Materials ETF(c)
PowerShares S&P 500(r) Equal Weight Materials Portfolio
Guggenheim S&P 500(r) Equal Weight Materials ETF

Invesco S&P 500(r) Equal Weight ETF(c)
PowerShares S&P 500(r) Equal Weight Portfolio
Guggenheim S&P 500(r) Equal Weight ETF

Invesco S&P 500(r) Equal Weight Real Estate ETF(c)
PowerShares S&P 500(r) Equal Weight Real Estate Portfolio
Guggenheim S&P 500(r) Equal Weight Real Estate ETF

Invesco S&P 500(r) Equal Weight Technology ETF(c)
PowerShares S&P 500(r) Equal Weight Technology Portfolio
Guggenheim S&P 500(r) Equal Weight Technology ETF

Invesco S&P 500(r) Equal Weight Utilities ETF(c)
PowerShares S&P 500(r) Equal Weight Utilities Portfolio
Guggenheim S&P 500(r) Equal Weight Utilities ETF

Invesco S&P MidCap 400(r) Equal Weight ETF(c)
PowerShares S&P MidCap 400(r) Equal Weight Portfolio
Guggenheim S&P MidCap 400(r) Equal Weight ETF

Invesco S&P SmallCap 600(r) Equal Weight ETF(c)
PowerShares S&P SmallCap 600(r) Equal Weight Portfolio
Guggenheim S&P SmallCap 600(r) Equal Weight ETF

Invesco S&P 500(r) Pure Growth ETF(c)
PowerShares S&P 500(r) Pure Growth Portfolio
Guggenheim S&P 500(r) Pure Growth ETF

Invesco S&P 500(r) Pure Value ETF(c)
PowerShares S&P 500(r) Pure Value Portfolio
Guggenheim S&P 500(r) Pure Value ETF

Invesco S&P 500(r) Top 50 ETF(c)
PowerShares S&P 500(r) Top 50 Portfolio
Guggenheim S&P 500(r) Top 50 ETF

Invesco S&P MidCap 400(r) Pure Growth ETF(c)
PowerShares S&P MidCap 400(r) Pure Growth Portfolio
Guggenheim S&P MidCap 400(r) Pure Growth ETF

Invesco S&P MidCap 400(r) Pure Value ETF(c)
PowerShares S&P Midcap 400(r) Pure Value Portfolio
Guggenheim S&P MidCap 400(r) Pure Value ETF

Invesco S&P SmallCap 600(r) Pure Growth ETF(c)
PowerShares S&P SmallCap 600(r) Pure Growth Portfolio
Guggenheim S&P SmallCap 600(r) Pure Growth ETF

Invesco S&P SmallCap 600(r) Pure Value ETF(c)
PowerShares S&P SmallCap 600(r) Pure Value Portfolio
Guggenheim S&P SmallCap 600(r) Pure Value ETF


(a)	For the year ended April 30, 2018
(b)	For the period September 1 ,2017 through April 30, 2018
(c)	For the period November 1, 2017 through April 30, 2018